                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )




Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:


      (2)   Aggregate number of securities to which transaction applies:


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


      (4)   Proposed maximum aggregate value of transaction:


      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:


      (2)   Form, Schedule or Registration Statement No.:


      (3)   Filing Party:


      (4)   Date Filed:

                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION
                            ------------------------

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT
                            ------------------------

                                                        DATE:   Wednesday, May 27, 1998
                                                        TIME:   10:00 A.M.

                                                        PLACE:  Central Financial Acceptance
                                                                Corporation
                                                                5480 East Ferguson Drive
                                                                Commerce, California 90022

                                     [LOGO]


                                                                  April 27, 1998

Dear Stockholder:

     It is my pleasure to invite you to Central Financial Acceptance Corporation's 1998 Annual Meeting of Stockholders.

     We will hold the meeting on Wednesday, May 27, 1998, at 10:00 a.m. at our corporate headquarters, 5480 East Ferguson Drive in Commerce, California. In addition to the formal items of business, I will review the major developments of 1997, answer your questions and discuss CFAC's future prospects.

     This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about CFAC.

     Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you received more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. If you attend the meeting and prefer to vote in person, you may do so.

     Please indicate on the proxy card whether or not you expect to attend the meeting so that we can provide adequate seating.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/  GARY M. CYPRES

                                          Gary M. Cypres
                                          Chairman of the Board
                                          and Chief Executive Officer

                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION
                            ------------------------

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                               Date:    Wednesday, May 27, 1998
                               Time:    10:00 a.m.
                               Place:   Central Financial Acceptance Corporation
                                        5480 East Ferguson Drive
                                        Commerce, California 90022

Dear Stockholders:

     At our Annual Meeting, we will ask you to:

          O Elect four directors to each serve for a term of one year;

          O Ratify the selection of Arthur Andersen LLP, as independent public accountants for 1998; and

          O Transact any other business that may properly be presented at the Annual Meeting.

     For ten days prior to the Annual Meeting, a complete list of our stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose relating to the Meeting during ordinary business hours at our offices at 5480 East Ferguson Drive, Commerce, California. This list will also be available for inspection at the Annual Meeting.

     If you were a stockholder of record at the close of business on April 3, 1998, you may vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/  GARY M. CYPRES

                                          Gary M. Cypres
                                          Chairman of the Board
                                          and Chief Executive Officer

April 27, 1998
Commerce, California

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING.............    1
  Why Did You Send Me This Proxy Statement?.................    1
  Who Is Entitled to Vote?..................................    1
  What Constitutes a Quorum?................................    1
  How Many Votes Do I Have?.................................    1
  How Do I Vote By Proxy?...................................    1
  May I Change My Vote After I Return My Proxy?.............    2
  How Do I Vote in Person?..................................    2
  What Vote Is Required to Approve Each Proposal?...........    2
    Proposal 1: Elect Four Directors........................    2
    Proposal 2: Ratify Selection of Independent Public
     Accountants............................................    2
    The Effect of Broker Non-Votes..........................    2
  What Are the Costs of Soliciting these Proxies?...........    2
  How Do I Obtain an Annual Report on Form 10-K?............    2
INFORMATION ABOUT CFAC COMMON STOCK OWNERSHIP...............    3
  Which Stockholders Own at Least 5% of CFAC................    3
  How Much Stock is Owned by Directors and Executive
    Officers?...............................................    4
  Compensation Committee Interlocks and Insider
    Participation...........................................    5
  Did Directors, Executive Officers and Greater-Than-10%
    Stockholders Comply with Section 16(a) Beneficial
    Ownership Reporting in 1997?............................    5
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS..........    5
  The Board of Directors....................................    5
  The Committees of the Board...............................    5
    The Audit Committee.....................................    5
    The Compensation Committee..............................    5
  How Do We Compensate Directors?...........................    6
  Certain Relationships and Related Transactions............    6
    Financing Agreement.....................................    6
    Automobile Financing Agreement..........................    7
    Option Agreement........................................    7
    Operating Agreement.....................................    7
    Tax Sharing Agreement...................................    8
    Indemnification Agreements..............................    8
  Executive Officers and Key Employees......................    9
  How We Compensate Executive Officers......................   10
    Summary Compensation Table..............................   10
    Aggregated Option Exercises in Fiscal Year 1997 and
     Fiscal Year-End Option Values..........................   10
    Employment Agreements...................................   11
    Supplemental Executive Retirement Plan..................   12
    Pension Plan Table......................................   12
    Compensation Committee's Report On Executive
     Compensation...........................................   12
      The Report............................................   13
  Performance Graph.........................................   14
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD............   15
    Proposal 1: Elect Four Directors........................   15
               Nominees.....................................   15
    Proposal 2: Ratify Selection of Independent Public
     Accountants for 1998...................................   16
INFORMATION ABOUT STOCKHOLDER PROPOSALS.....................   17

          PROXY STATEMENT FOR CENTRAL FINANCIAL ACCEPTANCE CORPORATION
                      1998 ANNUAL MEETING OF STOCKHOLDERS

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

     We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 1998 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

WHO IS ENTITLED TO VOTE?

     We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on April 27, 1998 to all stockholders entitled to vote. Stockholders who owned CFAC common stock at the close of business on April 3, 1998 are entitled to vote. On this record date, there were 7,277,000 shares of CFAC common stock, par value $0.01 per share, outstanding. CFAC common stock is our only class of voting stock. We are also authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are presently issued and outstanding. We are also sending along with this Proxy Statement, the CFAC 1997 Annual Report, which includes our financial statements.

WHAT CONSTITUTES A QUORUM?

     A majority of our stockholders entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

HOW MANY VOTES DO I HAVE?

     Each share of CFAC common stock that you own entitles you to one vote. The proxy card indicates the number of shares of CFAC common stock that you own.

HOW DO I VOTE BY PROXY?

     Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

     O "FOR" the election of all four nominees for director (see pages 15 to 16), and

     O "FOR" ratification of the selection of Arthur Andersen LLP as independent public accountants for 1998 (see page 16).

     If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY?

     Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

     O You may send CFAC's Corporate Secretary another proxy with a later date.

     O You may notify CFAC's Corporate Secretary in writing before the Annual
       Meeting that you have revoked your proxy.

     O You may attend the Annual Meeting and vote in person.

HOW DO I VOTE IN PERSON?

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring the proxy card, an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on April 3, 1998, the record date for voting, and a written instruction from the nominee authorizing you to vote the shares.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1:                            The four nominees for director who receive the most votes
Elect Four Directors                   will be elected. So, if you do not vote for a particular
                                       nominee, or you indicate "WITHHOLD AUTHORITY" to vote for a particular nominee on your proxy card, your vote will not
                                       count either "for" or "against" the nominee. Our Certificate of Incorporation does not authorize cumulative voting.

PROPOSAL 2:                            The affirmative vote of a majority of the votes cast at the
Ratify Selection of Independent        Annual Meeting on this proposal is required to ratify the
Public Accountants                     selection of independent public accountants. So, if you
                                       "ABSTAIN" from voting, it has the same effect as if you
                                       voted "against" this proposal.

THE EFFECT OF BROKER NON-VOTES         If your broker holds your shares in its name, the broker
                                       will be entitled to vote your shares on Proposals 1 and 2
                                       even if it does not receive instructions from you.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

     We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communications for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies that we do not regularly employ in connection with the solicitation of proxies if the Board of Directors determines this is advisable.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

     IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO:

           CENTRAL FINANCIAL ACCEPTANCE CORPORATION
           5480 EAST FERGUSON DRIVE
           COMMERCE, CALIFORNIA 90022
           ATTENTION: CORPORATE SECRETARY

                 INFORMATION ABOUT CFAC COMMON STOCK OWNERSHIP

WHICH STOCKHOLDERS OWN AT LEAST 5% OF CFAC?

     The following table shows, as of April 3, 1998, all persons or entities we know to be "beneficial owners" of more than five percent of our common stock(1). This information is based on Schedules 13D and 13G reports filed with the Securities and Exchange Commission (SEC) by each of the persons and entities listed in the table below. If you wish, you may obtain these reports from the SEC.

                                                                   COMMON STOCK
                                                               BENEFICIALLY OWNED(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
          NAME AND ADDRESS OF BENEFICIAL OWNER(2)             SHARES(3)     CLASS(4)
          ---------------------------------------             ---------    ----------
Gary M. Cypres(5)...........................................  5,195,000       71.2%
Banner's Central Electric, Inc.(6)..........................  5,150,000       70.8%
Banner Holdings, Inc.(6)....................................  5,150,000       70.8%
West Coast Private Equity Partners, L.P.(6).................  5,150,000       70.8%
Wellington Management Company, LLP(7).......................  1,018,700       14.0%
Bay Pond Partners, L.P.(8)..................................    471,000        6.5%
Wellington Hedge Management LLC(9)..........................    471,000        6.5%
Wellington Hedge Management, Inc.(10).......................    471,000        6.5%

---------------
 (1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own CFAC common stock not only if you hold it directly, but also if you directly or indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote the stock, to invest it, to sell it or you currently have the right to acquire it or the right to acquire it within 60 days of April 3, 1998.

 (2) The address for Mr. Cypres, Banner's Central Electric, Inc., Banner Holdings, Inc. and West Coast Private Equity Partners, L.P. is 5480 East Ferguson Drive, Commerce, California 90022, and the address for Wellington Management Company, LLP, Bay Pond Partners, L.P., Wellington Hedge Management LLC and Wellington Hedge Management, Inc. is 75 State Street, Boston, Massachusetts 02109.

 (3) Except as otherwise noted below, each person and entity named in the table directly or indirectly has sole voting and investment power with respect to the shares shown which each such person or entity beneficially owns.

 (4) Shares of CFAC common stock issuable upon exercise of stock options exercisable within 60 days of April 3, 1998 are considered outstanding for computing the percentage of the person or entity holding those options but are not considered outstanding for computing the percentage of any other person or entity.

 (5) Consists of 5,150,000 shares owned by Banner's Central Electric, Inc. ("Banner"), 12,500 shares owned by Mr. Cypres' spouse, 12,500 shares held by or in trust by Mr. Cypres and his spouse for their children, and 20,000 shares issuable upon exercise of stock options exercisable within 60 days of April 3, 1998. Of the 5,195,000 shares, Mr. Cypres shares voting and investment power of 25,000 shares with his spouse and 5,150,000 shares with Banner, Banner Holdings, Inc. ("Holdings") and West Coast Private Equity Partners, L.P. ("West Coast").

 (6) Banner is the direct beneficial owner of 5,150,000 shares. Banner is a wholly-owned subsidiary of Holdings. West Coast controls Holdings. Holdings beneficially owns 5,150,000 shares through its ownership of Banner, and West Coast beneficially owns 5,150,000 shares through its control of Holdings. Mr. Cypres is Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer of Holdings and Banner and the managing general partner of West Coast. Mr. Cypres controls CFAC through West Coast, Holdings and Banner.

 (7) Based on a Schedule 13G filed with the SEC on February 10, 1998. These shares are held of record by Wellington Management Company, LLP's ("WMC") clients. Of the 1,018,700 shares, WMC shares the power to vote 741,900 of these shares and shares the power to dispose of all these shares in its capacity as investment advisor to these clients.

 (8) Based on a Schedule 13G filed with the SEC on February 27, 1998. Bay Pond Partners shares voting and investment power over these shares with Wellington Hedge Management LLC ("WHML") and Wellington Hedge Management, Inc. ("WHMI"). WHML is the sole general partner of Bay Pond, and WHMI is the managing member of WHML.

 (9) Based on a Schedule 13G filed with the SEC on February 27, 1998. WHML shares voting and investment power over these shares with WMC and WHMI.

(10) Based on a Schedule 13G filed with the SEC on February 27, 1998. WHMI shares voting and investment power over these shares with WMC and WHML.

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

     The following table shows, as of April 3, 1998, the CFAC common stock that our directors and executive officers beneficially own and those shares of common stock owned by all executive officers and directors as a group.

                                                                   COMMON STOCK
                                                               BENEFICIALLY OWNED(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
                  NAME OF BENEFICIAL OWNER                    SHARES(2)     CLASS(3)
                  ------------------------                    ---------    ----------
Gary M. Cypres(4)...........................................  5,195,000       71.2%
Anthony Fortunato(5)........................................     20,100          *
Ed Valdez(6)................................................     14,100          *
Gerard T. McMahon(7)........................................      6,000          *
Jose de Jesus Legaspi(8)....................................      2,800          *
Salvatore J. Caltagirone(9).................................      1,400          *
William R. Sweet(10)........................................      1,400          *
All directors and executive officers as a group (7
  persons)(11)..............................................  5,240,800       71.4%

---------------
 *  Less than 1%.

 (1) See footnote 1 in table included above at page 3 under "Which Stockholders Own at Least 5% of CFAC?"

 (2) Except as otherwise noted below, each individual named in the table directly or indirectly has sole voting and investment power with respect to the shares shown which each such individual beneficially owns.

 (3) Shares of CFAC common stock issuable upon exercise of stock options exercisable within 60 days of April 3, 1998 are considered outstanding for computing the percentage of the person holding those options but are not considered outstanding for computing the percentage of any other person.

 (4) Consists of 5,150,000 shares owned by Banner, 12,500 shares owned by Mr. Cypres' spouse, 12,500 shares held by or in trust by Mr. Cypres and his spouse for their children, and 20,000 shares issuable upon exercise of stock options exercisable within 60 days of April 3, 1998. Of the 5,195,000 shares, Mr. Cypres shares voting and investment power of 25,000 shares with his spouse and 5,150,000 shares with Banner, Holdings and West Coast.

 (5) Includes 20,000 shares issuable upon exercise of stock options exercisable within 60 days of April 3, 1998.

 (6) Includes 12,000 shares issuable upon exercise of stock options exercisable within 60 days of April 3, 1998.

 (7) Consists of 6,000 shares issuable upon exercise of stock options exercisable within 60 days of April 3, 1998.

 (8) Consists of 2,800 shares issuable upon exercise of stock options exercisable within 60 days of April 3, 1998.

 (9) Consists of 1,400 shares issuable upon exercise of stock options exercisable within 60 days of April 3, 1998.

(10) Consists of 1,400 shares issuable upon exercise of stock options exercisable within 60 days of April 3, 1998.

(11) Includes 63,600 shares issuable upon exercise of stock options exercisable within 60 days of April 3, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Sweet and Caltagirone. Mr. Legaspi was also a member of the Compensation Committee until his resignation from such committee on March 4, 1998. Prior to resigning as a CFAC director, Louis Caldera also served on the Compensation Committee. None of the members of the Compensation Committee is or has been an officer or employee of CFAC or any of its subsidiaries. None of our executive officers currently serves as a director or member of the compensation committee of another entity or of any other committee of the board of directors of another entity performing similar functions.

DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-10% STOCKHOLDERS COMPLY WITH
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING IN 1997?

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and greater-than-10% stockholders to file reports with the SEC and The Nasdaq Stock Market reflecting changes in their beneficial ownership of CFAC common stock and to provide us with copies of the reports. Based on our review of these reports and of certifications furnished to us, we believe that all of these reporting persons complied with their filing requirements for 1997.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

     The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chairman, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), reading reports and other materials that we send them and participating in Board and committee meetings.

     The Board met two times during fiscal 1997. Each incumbent director attended at least 75% of the total number of Board and committee meetings, of which he was a member, held in fiscal 1997.

THE COMMITTEES OF THE BOARD

     The Board has an Audit Committee and a Compensation Committee. The full Board of Directors nominates our officers and directors for election.

THE AUDIT COMMITTEE            The Audit Committee reviews and reports to the
                               Board of Directors on various auditing and accounting matters, including the annual report from our independent public accountants. Messrs.
                               Caltagirone, Legaspi and Sweet currently serve as members of the Audit Committee. The Audit
                               Committee met one time during 1997.

THE COMPENSATION COMMITTEE     The Compensation Committee determines the salary
                               and bonus structure for our executive officers and supervises the compensation scheme for our other officers. In addition, the Compensation
                               Committee determines appropriate awards under our 1996 Stock Option Plan (the "1996 Plan") and administers our retirement plan. Messrs.
                               Caltagirone and Sweet currently serve as members of the Compensation Committee. The Compensation
                               Committee met two times during 1997.

HOW DO WE COMPENSATE DIRECTORS?

     In 1997, we paid our non-employee directors an annual fee of $15,000 for Board and Committee meetings, subject to proration for length of service during the year. We paid Mr. Caldera an additional $4,000 for consulting services during the period he served as a CFAC director. Mr. Cypres, our Chief Executive Officer, received no fees for serving as a CFAC director. In addition, the Compensation Committee may in its sole discretion grant to our non-employee directors options to purchase shares of CFAC common stock. All options granted to non-employee directors vest in equal annual installments over 5 year periods beginning on the date of grant, subject to continued service on the Board of Directors. We have entered into agreements with all directors pursuant to which we have agreed to indemnify them against certain claims arising out of their services as directors. Directors are also entitled to the protection of certain indemnification provisions in our Certificate of Incorporation and Bylaws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We were formed on April 11, 1996. We entered into an agreement with Banner and Holdings, on June 24, 1996 which was subsequently amended (the "Reorganization Agreement") under which Holdings contributed to Banner its investments in its subsidiaries that operate the small loan, travel, automobile sales, and related businesses (the "Holdings Subsidiaries"). Under this Agreement, Banner then contributed to CFAC its investments in the Holdings Subsidiaries and in its subsidiary that holds the Consumer Product Portfolio (collectively, the "Subsidiaries") and cash in such amount so as to leave us with $500,000 on hand upon consummation of such transaction (the "Reorganization"). The Reorganization Agreement also provides that the intercompany accounts between CFAC, Banner and Holdings were forgiven, except with respect to income taxes. As a result, we had $500,000 of cash on hand upon the Reorganization.

     In connection with the Reorganization and under the Reorganization Agreement, we entered into various agreements with Banner and Holdings for the purpose of defining our ongoing relationships among each other. Because Holdings controls us and Banner (see "Which Stockholders Own at Least 5% of CFAC?" at page 3), these agreements did not result from arm's-length negotiations. We believe, however, that these agreements are at least as favorable to us as those that could have been obtained from independent third parties.

  Financing Agreement

     We have entered into an agreement with Banner and Holdings, which was subsequently amended (the "Financing Agreement") under which Banner granted us the exclusive right, at our option, (i) to purchase consumer finance receivables which Banner originates for sales of merchandise at its stores in operation on the date of the Financing Agreement and for all stores which Banner may determine to open in the future during the term of the Financing Agreement (and any extension thereof), or (ii) to provide financing directly to Banner's customers at all of such locations. We are not obligated to provide financing to any particular Banner customer, or to offer financing at any Banner location or locations. The Financing Agreement has a term of 15 years commencing on June 24, 1996. We may terminate the Financing Agreement at any time upon one year's prior written notice to Banner.

     During the term of the Financing Agreement, as long as Banner originates its consumer finance receivables, we will have the right to purchase consumer finance receivables at face value less a transaction fee which is currently set at 2.5%. This transaction fee is subject to renegotiation at six month intervals to reflect our costs associated with providing financing under the Financing Agreement. If we originate such receivables, Banner will be obligated to pay us a transaction fee in an amount to be initially established by the parties and subject to renegotiation at six month intervals. As a result of increasing delinquencies in the Consumer Product Portfolio, the Financing Agreement was amended, effective July 1, 1997, to permit us for the year ended December 31, 1997 to return to Banner up to $5.8 million of the balance of the Consumer Product Portfolio at December 31, 1996. Banner does not charge us for the space we occupy in its locations in recognition of the value provided by the presence of our financial products and services in its retail locations.

  Automobile Financing Agreement

     In August 1996, we entered into the Automobile Financing Agreement with Banner, under which we sold our used car sales business to Banner for approximately its net book value, or $865,000. Under the provisions of the Automobile Financing Agreement, Banner would operate the used car sales business while we would have the exclusive right for a fifteen year period to provide financing for all cars that Banner sells or to purchase automobile finance contracts Banner generates. In addition, all financing we extend on automobiles Banner sells would be with full recourse back to Banner in the event the customer defaults. Accordingly, Banner would not provide any dealers discount for cars sold under this Agreement. On May 30, 1997, Banner discontinued the used car sales business.

  Option Agreement

     We have entered into an agreement with Banner and Holdings (the "Option Agreement") under which Holdings granted us an option to purchase all of Banner's outstanding capital stock (the "Option") from Holdings at any time during the period which commenced on June 24, 1997 and will end on June 24, 1999 (the "Option Termination Date"). The exercise price of the Option will be equal to Banner's net book value as reflected on its balance sheet for the month ended immediately preceding the exercise of the Option; such balance sheet shall have been prepared in accordance with generally accepted accounting principles on a basis consistent with prior periods. If we exercise the Option, the exercise price is payable in cash or in shares of CFAC common stock valued at the average last sale price of our common stock during the ten trading-day period preceding the date on which we deliver to Holdings our written notice of exercise. Until the Option Termination Date, Holdings may not, without our prior written consent, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of any of Banner's capital stock (or any securities convertible into, exercisable for or exchangeable for Banner's capital stock) nor will Banner sell substantially all of its assets.

  Operating Agreement

     We have entered into an agreement with Banner and Holdings (the "Operating Agreement") setting forth certain rights and obligations of the parties following the Reorganization. The Operating Agreement covers the following matters:

          Allocation of Business Opportunities. Due to the potential conflicts of interest resulting from the relationships among us, Banner and Holdings, the Operating Agreement provides that Holdings and its subsidiaries (other than CFAC and its subsidiaries) will not, without our prior written consent, directly or indirectly engage in or enter into any business competing with us and involving the financing of consumer products, travel products, small loans, automobiles or insurance (the "Restricted Businesses"). If Holdings shall acquire a company engaged in a Restricted Business or shall otherwise directly or indirectly engage in a Restricted Business, Holdings shall be obligated to sell, at our election, such Restricted Business to us at a purchase price equal to the fair market value of such Restricted Business, as determined through an independent appraisal process. The foregoing restriction shall terminate on December 31, 2002, or, if earlier, on the date on which Holdings ceases to own, directly or indirectly, at least 25% of CFAC's outstanding voting stock.

          Management and Other Services. The Operating Agreement provides that Banner, Holdings or their affiliates are obligated to provide to us, and we are obligated to use certain services, including accounting, management information systems and employee benefits. Except for management information systems, these arrangements will continue until terminated by us, Banner, Holdings or such affiliate upon one-year's prior written notice. Termination may be made on a service-by-service basis or in its entirety. To the extent that such services directly relate to the finance portion of the consumer products business Banner contributes to us, or to the extent that Banner, Holdings or their affiliates incur other costs that directly relate to us, we are obligated to pay Banner's, Holdings' or their affiliates' actual cost of providing such services or incurring such costs. Employee benefit expenses are allocated to us based on the ratio of actual employer payroll expenses in the consumer products business contributed by Banner to the Company compared to total actual payroll expenses of Banner before such allocation. Accounting expenses are allocated 50% to us. The operating costs of Banner's management information systems function are allocated initially 50% to us for a period of five years, subject to adjustment from time to time to reflect changing costs and usage. Such allocated expenses totaled $1.6 million and $1.3 million for the years ended December 31, 1997 and 1996, respectively.

          Employee Benefits. Under the Operating Agreement, we assumed all liabilities of Banner, Holdings and the Subsidiaries under existing employee welfare benefit and profit sharing plans with respect to the employees of Banner, Holdings and the Subsidiaries who became our employees.

  Tax Sharing Agreement

     We have entered into an agreement with Holdings and Banner (the "Tax Sharing Agreement") providing for (i) the payment of federal, state and other income tax remittances or refunds for periods during which we and Holdings were included in the same consolidated group for federal income tax purposes, (ii) the allocation of responsibility for the filing of such tax returns, (iii) the conduct of tax audits and the handling of tax controversies and (iv) various related matters. For periods during which we were included in Holdings' consolidated federal income tax returns, we are required to pay Holdings its allocable portion of the consolidated federal, state and other income tax liabilities and are entitled to receive refunds determined as if we and our subsidiaries had filed separate income tax returns. With respect to Holdings' liability for payment of taxes for all periods during which we were so included in Holdings' consolidated federal income tax returns, we will indemnify Holdings for all federal, state and other income tax liabilities for such periods. The date of the consummation of the initial public offering was the last day on which we were included in Holdings' consolidated federal income tax returns.

  Indemnification Agreements

     We have entered into an indemnification agreement with Holdings and Banner (the "Indemnification Agreement") under which we will indemnify and hold harmless Holdings and Banner with respect to any and all claims, losses, damages, liabilities, costs and expenses (except when arising from Holdings' or Banner's intentional misconduct or gross negligence or to the extent any liability arises from Banner's breach of its fiduciary duty to our other stockholders) that arise from or are based on the operations of the business of CFAC and its subsidiaries after the date of the Reorganization. We will also indemnify and hold harmless Holdings and Banner with respect to any and all claims, losses, damages, liabilities, costs and expenses that arise from or are based on guarantees or undertakings which Holdings or Banner makes to third parties in respect of our liabilities or obligations, whether or not such obligations arose before or after the Reorganization. Holdings and Banner will indemnify and hold harmless CFAC with respect to any and all claims, losses, damages, liabilities, costs and expenses that arise from or are based on the operations of Holdings or Banner, other than the business of CFAC and its subsidiaries, before or after the date of the Reorganization. The rights of any party under the Indemnification Agreement are not assignable or transferable without the prior written consent of the other parties.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

     These are the biographies of CFAC's current executive officers, except for Mr. Cypres, the Chief Executive Officer and Chief Financial Officer, whose biography is included below at page 15 under Proposal 1 "Elect Four Directors."

      NAME AND AGE                PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
      ------------                --------------------------------------------
Anthony Fortunato (49)    Mr. Fortunato has been CFAC's President since March 18,
                          1998. From October 18, 1996 to March 18, 1998, Mr. Fortunato
                          was our Executive Vice President of Operations. Prior to
                          joining CFAC, Mr. Fortunato was Executive Vice President of
                          Citibank, F.S.B. California from November 1993 to October
                          1996, and Vice President of Citibank, N.A./ Citicorp from
                          September 1976 to November 1993.

Gerard T. McMahon (50)    Mr. McMahon has been CFAC's Executive Vice President of
                          Credit and Collections since September 23, 1996. Prior to
                          joining CFAC, Mr. McMahon was Vice President of Credit and
                          Collections at Barry's Jewelers from 1991 to 1996 and
                          Divisional Vice President of Credit and Collections at Kay
                          Jewelers from 1987 to 1991. From 1981 to 1987, Mr. McMahon was Divisional Vice President of Credit Administration at
                          The Broadway. Barry's Jewelers filed for protection under
                          Title 11 of the United States Code (the Bankruptcy Code) in
                          February 1992. In conjunction therewith, Barry's Jewelers
                          filed a prenegotiated reorganization plan and emerged from
                          Title 11 in June 1992.

Ed Valdez (46)            Mr. Valdez has been CFAC's Senior Vice President of Credit since its formation, Senior Credit Manager of consumer
                          product finance business since 1986 and Senior Credit
                          Manager of small loan business since November 1992. Mr.
                          Valdez has been working for CFAC or its predecessors for
                          over 28 years.

     Set forth below are biographies of certain other significant employees of CFAC.

      NAME AND AGE                PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
      ------------                --------------------------------------------
Alan E. Scheneman (46)    Mr. Scheneman has been CFAC's Senior Vice President since
                          its formation. Mr. Scheneman joined our consumer product
                          finance business in 1992 as Vice President of Management
                          Information Services. From 1988 to 1992, Mr. Scheneman was
                          the director of Product Development at JDA Software Services where, in 1989, he managed the implementation of our
                          management information system.

Marvin A. Torres (36)     Mr. Torres has been President of CFAC's travel finance
                          business since December 1995. From April 1995 to December
                          1995, Mr. Torres was Vice President of Operations for our
                          travel finance business. From 1984 to 1995, Mr. Torres was
                          Vice President of Operations and General Manager at Solano
                          Travel Service and Costa Rica Holiday Tours in Los Angeles,
                          California.

HOW WE COMPENSATE EXECUTIVE OFFICERS

     The following table shows the compensation paid during the last three years to (or for such shorter period that we employed the individual), the Chief Executive Officer and the other executive officers who received salary and bonus at a rate in excess of $100,000 in such years (collectively, the "Named Executive Officers"). No other executive officer received salary and bonus in excess of $100,000 during 1997.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                               ANNUAL COMPENSATION(1)        AWARDS
                                              -------------------------   ------------    ALL OTHER
        NAME AND PRINCIPAL POSITION           YEAR    SALARY     BONUS    OPTIONS/SARS   COMPENSATION
        ---------------------------           ----   --------   -------   ------------   ------------
Gary M. Cypres(2)...........................  1997   $175,000   $   500          --        $77,000(5)
  Chairman of the Board, Chief Executive      1996   $175,000   $30,000     100,000        $77,000(5)
  Officer and Chief Financial Officer         1995   $175,000        --          --             --

Anthony Fortunato(3)........................  1997   $230,000   $   500          --             --
  President                                   1996   $ 46,154        --     100,000             --
                                              1995         --        --          --             --

Gerard T. McMahon(4)........................  1997   $160,000   $   500          --             --
  Executive Vice President of Credit and      1996   $ 43,692        --      30,000             --
  Collections                                 1995         --        --          --             --

Ed Valdez...................................  1997   $ 95,000   $   500          --             --
  Senior Vice President of Credit             1996   $ 95,000   $14,000      30,000        $ 1,327(6)
                                              1995   $ 84,615   $10,000          --        $ 1,815(6)

---------------
(1) Certain of our executive officers receive benefits in addition to salary and cash bonuses. The aggregate amount of such benefits, however, do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of such Named Executive.

(2) Prior to July 2, 1996, Mr. Cypres' compensation was paid to G.M. Cypres & Co. by Holdings for services rendered to it. Mr. Cypres also served as President until Mr. Fortunato assumed such position in March 1998.

(3) Mr. Fortunato joined CFAC in October 1996. Mr. Fortunato served as Executive Vice President of Operations until he was appointed President in March 1998.

(4) Mr. McMahon joined CFAC in September 1996.

(5) Represents amount accrued under the Supplemental Executive Retirement Plan for Mr. Cypres.

(6) Represents amounts contributed under the Banner's, a California Corporation dba Central Electric Profit Sharing Plan (the "Profit Sharing Plan") for Mr. Valdez.

     We granted no stock options to any of the Named Executives during 1997. The following table sets forth the number and value of stock options held by the Named Executive Officers at December 31, 1997.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND FISCAL YEAR-END OPTION
                                     VALUES

                                                NUMBER OF                  VALUE OF UNEXERCISED
                                           UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS(1)
                                       ---------------------------      ---------------------------
                                       EXERCISABLE   UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
                                       -----------   -------------      -----------   -------------
Gary M. Cypres.......................    20,000         80,000                 --             --
Anthony Fortunato....................    20,000         80,000                 --             --
Gerard T. McMahon....................     6,000         24,000                 --             --
Ed Valdez............................     6,000         24,000                 --             --

---------------
(1) None of the options were in the money based upon the $9 5/8 per share closing price of CFAC's common stock on the Nasdaq National Market on December 31, 1997.

                             EMPLOYMENT AGREEMENTS

     Gary M. Cypres. In June 1996, we entered into an employment agreement with Mr. Cypres. Under the employment agreement, Mr. Cypres will serve as our Chairman of the Board for a period of five years at a base salary of $175,000 per year and is eligible to participate in our executive compensation plans. Mr. Cypres also agreed to serve as our President and Chief Executive Officer until December 31, 1997. As provided in the employment agreement, since we had not named a new Chief Executive Officer by December 31, 1997, Mr. Cypres will continue in this capacity for a period of up to three additional years and will receive an adjustment of his compensation as determined by our Board of Directors. The employment agreement also provides that Mr. Cypres will participate in our defined benefit Supplemental Executive Retirement Plan (the "SERP Plan") and be credited with eight and one-half years of service for his contribution to us since 1991 when we were acquired by our current management and for entering into the employment agreement. In addition, on December 31, 1997 Mr. Cypres was treated as satisfying his post-adoption service requirement under the SERP Plan.

     If Mr. Cypres is terminated "for cause," which definition generally includes our termination of him due to the executive's willful failure to perform his duties under the employment agreement, Mr. Cypres's personal dishonesty or breach of his fiduciary duties or the employment agreement, then we will be obligated to pay him only his base salary up to the date upon which we notify him of his termination "for cause." If Mr. Cypres is terminated without "cause," becomes disabled or dies, then we will be obligated to pay him or his estate, commencing immediately, a lump sum payment equal to his base salary for the remaining term of the employment agreement and to pay him under the SERP Plan as if he had worked to his normal retirement date, which the employment agreement provides is December 31, 2000.

     Mr. Cypres has agreed not to solicit our employees or compete with us in any manner following his resignation or termination from CFAC for any period for which we have paid him a lump sum in accordance with the employment agreement, which period shall be no less than 12 months.

     Anthony Fortunato. In October 1996, we entered into an employment agreement with Mr. Fortunato. Under the employment agreement, Mr. Fortunato will serve as our Executive Vice President of Operations or in other senior management positions for a period of three years at a base salary of $225,000, $250,000 and $275,000 per year, respectively, and is eligible to receive an annual discretionary bonus and participate in our executive compensation plans. In addition, Mr. Fortunato was awarded an initial grant of options to acquire 100,000 shares of common stock pursuant to the 1996 Plan. In March 1998, these options were cancelled and regranted at an exercise price of $12.00 per share. These options vest over a five-year period.

     If Mr. Fortunato is terminated "for cause," which definition generally includes our termination of him due to the executive's willful failure to perform his duties under the employment agreement, Mr. Fortunato's personal dishonesty or breach of his fiduciary duties or the employment agreement, then we will be obligated to pay him only his base salary up to the date upon which we notify him of his termination "for cause." If we terminate Mr. Fortunato without "cause," then we will be obligated to pay him, commencing immediately, a lump sum payment equal to his base salary for the remaining term of the employment agreement in addition to any other compensation and/or benefits the employment agreement provides for.

     Mr. Fortunato has agreed not to solicit our employees or compete with us in any manner following his resignation or termination from CFAC for any period for which we have paid him a lump sum in accordance with the employment agreement, which period shall be no less than 12 months.

     Gerard T. McMahon. In August 1996, we entered into an employment agreement with Mr. McMahon. Under the employment agreement, Mr. McMahon will serve as our Executive Vice President of Credit and Collections at a base salary of $160,000 per year and is eligible to receive an annual discretionary bonus of up to 20% of his base salary and participate in our executive compensation plans. In addition, Mr. McMahon was awarded an initial grant of options to acquire 30,000 shares of common stock pursuant to the 1996 Plan. In March 1998, these options were cancelled and regranted at an exercise price of $12.00 per share. These options vest over a five-year period.

     Except as described above, we have not entered into employment agreements with any other of our executive officers or other members of management.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In June 1996, we adopted the Supplemental Executive Retirement Plan ("SERP Plan"), which provides supplemental retirement benefits to certain key management employees.

     To vest in the SERP Plan, an employee must have at least 10 years of service with us, including five years subsequent to the adoption of the plan. Upon completion of our initial public offering, Mr. Cypres was credited with eight and one-half years of service with us and was treated as having fulfilled his post-adoption service on December 31, 1997 by acting as our President and Chief Executive Officer through such date. The Board of Directors determines participation in the SERP Plan. The SERP Plan benefits are a function of length of service with us and Final Average Compensation (average monthly compensation during the 36 consecutive months of the last 60 months of the participant's employment that produces the highest average compensation, including salary and bonus).

     Benefits are equal to a targeted percentage of Final Average Compensation as determined by the Board of Directors upon selection of the employee to participate in the SERP Plan. In no case will the rate exceed fifty percent (50%) of the Final Average Compensation as of the date of the participant's retirement or termination of employment, multiplied by the ratio of the actual years of service as of the applicable event to the participant's years of service projected to the participant's normal retirement date (the first day of the month after the participant attains age 60). A vested participant who terminates employment at or after his normal retirement date will receive the full targeted percentage of his Final Average Compensation. The SERP Plan benefit is reduced, however, by the annuity value of the participant's benefit under the Profit Sharing Plan. At December 31, 1997, only Mr. Cypres was a participant in the SERP Plan.

     The following table shows the estimated annual retirement benefits that would be payable under the SERP Plan upon a participant's normal retirement date on a straight life annuity basis, before any applicable offset for benefits received under the Profit Sharing Plan.

                               PENSION PLAN TABLE

                                                   YEARS OF SERVICE
                              ----------------------------------------------------------
        REMUNERATION             10          15          20          25       30 OR MORE
        ------------          --------    --------    --------    --------    ----------
$175,000....................  $ 87,500    $ 87,500    $ 87,500    $ 87,500     $ 87,500
 200,000....................   100,000     100,000     100,000     100,000      100,000
 225,000....................   112,500     112,500     112,500     112,500      112,500
 250,000....................   125,000     125,000     125,000     125,000      125,000

     As of December 31, 1997, Mr. Cypres was fully vested under the SERP Plan.

                        COMPENSATION COMMITTEE'S REPORT
                           ON EXECUTIVE COMPENSATION

     The following Compensation Committee's Report on Executive Compensation shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission ("SEC") or subject to Regulations 14A or 14C of the SEC or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

THE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") is composed of the two directors who are not also our employees. The Committee establishes our overall compensation and employee benefits and the specific compensation of our executive officers. One of the Committee's goals is to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the best qualified executive officers.

     We adopt and administer our Company's executive compensation policies and specific executive compensation programs in accordance with the principal goal of maximizing return on stockholders' equity. The Committee believes that we best achieve this performance goal, and the long-term interests of our stockholders generally by attracting and retaining management of high quality, and that such management will require commensurate compensation. We believe that our executive officer compensation policies are consistent with this policy.

     Certain of our executive officers, including the Chief Executive Officer, have written employment agreements with us (see "Employment Agreements" at page 11 to 12 above). The Committee determines the levels of compensation that we grant in such employment agreements, and the levels of compensation that we grant to other executive officers from time to time, based on factors that it deems appropriate.

     The Committee determines annual compensation levels for executive officers and compensation levels to be implemented from time to time in written employment agreements with executive officers based primarily on its review and analysis of the following factors: (i) the responsibilities of the position,
(ii) the performance of the individual and his or her general experience and qualifications, (iii) our overall financial performance (including return on equity, levels of general and administrative expense and budget variances) for the previous year and the contributions that the individual or his or her department made to such performance measures, (iv) the officer's total compensation during the previous year, (v) compensation levels comparable companies pay in similar industries, (vi) the officer's length of service with us, and (vii) the officer's effectiveness in dealing with external and internal audiences. In addition, the Committee receives the recommendations of the Chief Executive Officer with respect to the compensation of other executive officers, which the Committee reviews in light of the above factors. The Committee believes that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries.

     Mr. Cypres' base salary was established by an employment agreement entered into concurrent with our initial public offering. In addition, the Chief Executive Officer's compensation for 1997 was based in part on his progress in achieving certain additional criteria. These criteria included results in meeting our strategic business plan, and leadership abilities (including developing an effective senior management team).

     While the Committee establishes salary and bonus levels based on the above described criteria, the Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of our stockholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options that we granted under our 1996 Plan help achieve this objective, and provide additional compensation to the officers to the extent that the price of the common stock increases over fair market value on the date of grant. We have granted stock options to each of the Named Executives and to our other officers or key employees. Through the 1996 Plan, there will be an additional direct relationship between our performance and benefits to executive officer Plan participants.

Dated: April 27, 1998                     COMPENSATION COMMITTEE

                                          William Sweet, Chairman
                                          Salvatore Caltagirone

                               PERFORMANCE GRAPH

     The following graph compares, for the period from June 26, 1996 (the date of our initial public offering) through December 31, 1997, the percentage change in our cumulative total stockholder return of CFAC common stock with the cumulative total return of (i) the Nasdaq Total Return Index, (ii) the Nasdaq Financial Index, and (iii) the SNL Subprime Lenders Index. We have adopted the SNL Subprime Lenders Index for this Proxy Statement because we believe it provides a more representative composite peer group performance comparison than the Nasdaq Financial Index. We believe that the business of the companies that make up the SNL Subprime Lenders Index are more representative of our specialized consumer finance focus. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

     The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information by reference, and shall not otherwise be deemed filed under such acts.

                   COMPARISON OF TOTAL RETURN TO STOCKHOLDER
                    AMONG CFAC, NASDAQ STOCK MARKET, NASDAQ
                 FINANCIAL INDEX AND SNL SUBPRIME LENDERS INDEX

                   Central Financial Acceptance Corporation

                          Total Return Performance

                                                                          Period Ending
                                           ---------------------------------------------------------------------------
Index                                      6/26/96    9/30/96    12/31/96    3/31/97    6/30/97    9/30/97    12/31/97
----------------------------------------------------------------------------------------------------------------------
Central Financial Acceptance Corporation    100.00     160.94      166.67     133.33      92.71      91.67       80.21
NASDAQ - Total US                           100.00     106.50      111.73     105.67     125.04     146.20      137.11
NASDAQ Financial Index                      100.00     109.31      121.43     126.67     147.51     172.13      186.36
SNL Subprime Lenders Index                  100.00     119.00      113.78      86.38      92.82     105.22       68.28

                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1: ELECT FOUR DIRECTORS

     Our bylaws provide that the exact number of directors will be fixed from time to time by action of our stockholders or Board of Directors. The number of directors currently is fixed at four.

     The Board has nominated four directors for election at the Annual Meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the annual meeting in 1999 or until their successors have been elected or until they resign.

     We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

                                    NOMINEES

            NAME AND AGE                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
            ------------                       --------------------------------------------
Gary M. Cypres (54)                    Mr. Cypres has been CFAC's Chairman of the Board, Chief
                                       Executive Officer and Chief Financial Officer since its
                                       formation. Mr. Cypres also served as CFAC's President from its formation to March 18, 1998. Mr. Cypres has been
                                       Chairman of the Board, Chief Executive Officer, President
                                       and Chief Financial Officer of Banner Holdings, Inc.
                                       ("Holdings") and Banner's Central Electric, Inc. ("Banner")
                                       since February 1991, Chairman of the Board and Chief
                                       Executive Officer of Central Rents, Inc. since June 1994 and managing general partner of West Coast Private Equity
                                       Partners, L.P. ("West Coast") since March 1990. Prior to
                                       that, Mr. Cypres was a general partner of SC Partners, a
                                       private investment banking and consulting firm. From 1983 to
                                       1985, Mr. Cypres was Chief Financial Officer of The Signal
                                       Companies. From 1973 to 1983 Mr. Cypres was Senior Vice
                                       President of Finance at Wheelabrator-Frye Inc. Mr. Cypres
                                       was a member of the Board of Trustees and a faculty member of The Amos Tuck School of Business at Dartmouth College.
                                       Mr. Cypres spends that portion of his business time as is
                                       required to oversee our operations and to direct or
                                       implement our business strategies. Mr. Cypres continues to spend a portion of his business time as the managing general partner of West Coast, as Chairman of the Board, Chief
                                       Executive Officer, President and Chief Financial Officer of
                                       Holdings, as Chairman of the Board, Chief Executive Officer,
                                       President and Chief Financial Officer of Banner, and as
                                       Chairman of the Board and Chief Executive Officer of Central
                                       Rents.

Salvatore J. Caltagirone (55)          Mr. Caltagirone has been a CFAC director since September
                                       1997. Mr. Caltagirone has been retired since October 1994.
                                       From the Fall of 1990 to October 1994, he was an employee of
                                       G.M. Cypres & Company. From March 1987 to June 1990 he was
                                       employed as the Managing Director of Henley Group.

            NAME AND AGE                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
            ------------                       --------------------------------------------
Jose de Jesus Legaspi (45)             Mr. Legaspi has been a CFAC director since July 1996. Since
                                       1980, Mr. Legaspi has been a principal of and broker at The
                                       Legaspi Company, a full service commercial real estate
                                       brokerage firm. In addition, since 1992, Mr. Legaspi has
                                       been a principal of the FINCA Property Management Company, a residential and commercial real estate management company.
                                       Mr. Legaspi is also a Commissioner of the Los Angeles
                                       Department of Water and Power.

William R. Sweet (60)                  Mr. Sweet has been a CFAC director since September 1997. In
                                       July 1996, Mr. Sweet retired from his position of Executive
                                       Vice President -- Wholesale Banking of Union Bank of
                                       California, N.A., a position he had held since July 1985.
                                       Mr. Sweet currently serves as a trustee of Berkeley Capital
                                       Management Funds.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL FOUR NOMINEES FOR DIRECTOR.

PROPOSAL 2: RATIFY SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998

     We are asking you to ratify the Board's selection of Arthur Andersen LLP, certified public accountants, as independent public accountants for 1998. The Audit Committee recommended the selection of Arthur Andersen to the Board. All professional services Arthur Andersen rendered to us during 1997 were furnished at customary rates and terms. Arthur Andersen has served as the independent public accountants of CFAC since October 1996.

     On October 17, 1996, we changed our independent accountant by terminating our engagement of Deloitte & Touche LLP ("Deloitte & Touche") and selecting Arthur Andersen as our independent accountant to audit our financial statements for the year ended December 31, 1996.

     Deloitte & Touche audited our consolidated balance sheets and our subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income, stockholders equity, and cash flows for the years ended October 31, 1993 and 1994, the two months ended December 31, 1993 and 1994, and the years ended December 31, 1994 and 1995 (collectively referred to as the "Financial Statements"). Deloitte & Touche's report on the Financial Statements did not contain an adverse opinion or disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     The decision to terminate our engagement of Deloitte & Touche and select Arthur Andersen was unanimously recommended by our Audit Committee and unanimously approved by our Board of Directors.

     During our three most recent fiscal years and/or our subsidiaries', and the subsequent interim period preceding the aforesaid change, there were no reportable events as contemplated by Item 304 of Regulation S-K and no disagreements between us and/or our subsidiaries and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of Deloitte & Touche would have caused them to make reference to the subject matter of the disagreement in their report. We have authorized Deloitte & Touche to fully respond to any inquiries by our new independent auditor, Arthur Andersen.

     A representative of Arthur Andersen will attend the Annual Meeting and be able to make a statement and to answer your questions.

     We are submitting this proposal to you because the Board believes that such action follows sound corporate practice. If you do not ratify the selection of independent public accountants, the Board will consider it a direction to consider selecting other public accountants. However, even if you ratify the selection, the Board may still appoint new independent public accountants at any time during the year if it believes that such a change would be in the best interests of CFAC and our stockholders.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998.

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

     If you wish to submit proposals to be included in our 1999 proxy statement, we must receive them, in a form which complies with the applicable securities laws, on or before December 28, 1998. Please address your proposals to: Central Financial Acceptance Corporation, 5480 East Ferguson Drive, Commerce, California 90022, Attention: Corporate Secretary.

                                          By order of the Board of Directors,

                                          /s/  JONI MAGGIO

                                          Joni Maggio
                                          Corporate Secretary

April 27, 1998

REVOCABLE PROXY     CENTRAL FINANCIAL ACCEPTANCE CORPORATION     REVOCABLE PROXY

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 27, 1998

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
    The undersigned stockholder(s) of Central Financial Acceptance Corporation (the "Company") hereby nominate(s), constitute(s) and appoint(s) Salvatore J. Caltagirone, Gary M. Cypres, Jose de Jesus Legaspi and William R. Sweet, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Company's corporate headquarters, 5480 East Ferguson Drive, Commerce, California 90022 at 10:00 a.m., on Wednesday, May 27, 1998, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.  ELECTION OF DIRECTORS.

       [ ] FOR all the nominees listed below                        [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary below)                     to vote for all nominees listed below

 Salvatore J. Caltagirone, Gary M. Cypres, Jose de Jesus Legaspi and William R.
                                     Sweet

    Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1998.

          [ ]  FOR              [ ]  AGAINST              [ ]  ABSTAIN

3. OTHER BUSINESS. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

                      PLEASE SIGN AND DATE ON REVERSE SIDE

                   (CONTINUED FROM FRONT SIDE OF PROXY CARD)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES LISTED AND "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

    THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES UNLESS AUTHORITY TO DO SO IS WITHHELD AND "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS UNLESS "AGAINST" OR "ABSTAIN" IS MARKED ON THE PROXY. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

    THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS AND PROXYHOLDERS, OR ANY OF THEM, OR THEIR SUBSTITUTES, SHALL LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE PROXY STATEMENT ACCOMPANYING SAID NOTICE.

                                                       DATED:

 -------------------------------------------------------------------------, 1998

                                                       -------------------------
                                                               SIGNATURE

                                                       -------------------------
                                                               SIGNATURE

                                                       NOTE: Please date this
                                                       Proxy and sign your name
                                                       exactly as it appears on
                                                       your stock certificates.
                                                       Executors,
                                                       administrators, trustees,
                                                       etc., should give their
                                                       full titles. All joint
                                                       owners should sign.

                                                       I (we) [ ] do [ ] do not
                                                       expect to attend the
                                                       Meeting.

 PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE
                           PREPAID ENVELOPE PROVIDED.